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                                Exhibit 5
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                           LEWIS, RICE & FINGERSH

                        A LIMITED LIABILITY COMPANY

                              ATTORNEYS AT LAW


                        500 N. BROADWAY, SUITE 2000
                      ST. LOUIS, MISSOURI 63102-2147

                              TEL (314) 444-7600

                                July 31, 1996



Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

     RE:   REGISTRATION STATEMENT ON FORM S-8 OF 1,500,000 SHARES
           OF COMMON STOCK FOR THE BOATMEN'S BANCSHARES, INC. 1990 STOCK PURCHASE PLAN FOR EMPLOYEES

Gentlemen:

     In connection with the registration of 1,500,000 shares of common stock, par value $1.00 per share (the "Shares"), of Boatmen's Bancshares, Inc. (the "Company") for issuance pursuant to the Boatmen's Bancshares, Inc. 1990 Stock Purchase Plan for Employees (the "Plan"), you have requested that we furnish you with our opinion as to the legality of such issuance of the Shares.

     As counsel to the Company, we have participated in the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement") with respect to the Shares. We have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws as amended, records of corporate proceedings, the Plan and such other documents and records as we have considered appropriate.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and will, when issued pursuant to the Plan, be legally issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 LEWIS, RICE & FINGERSH, L.C.
                                 /s/ Lewis, Rice & Fingersh, L.C.



ST. LOUIS, MISSOURI . KANSAS CITY, MISSOURI . CLAYTON, MISSOURI .
WASHINGTON, MISSOURI . BELLEVILLE, ILLINOIS . HAYS, KANSAS .
LEAWOOD, KANSAS